                         SOCKET COMMUNICATIONS, INC.

                 SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                               JANUARY 21, 1998


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
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                              TABLE OF CONTENTS

                                                                                    Page
1.   Purchase and Sale of Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   1

     1.1  Sale and Issuance of Series B Preferred Stock . . . . . . . . . . . . . .   1
     1.2  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  Option to Invest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
2.   Representations and Warranties of the Company. . . . . . . . . . . . . . . . .   2

     2.1  Organization, Good Standing and Qualification . . . . . . . . . . . . . .   2
     2.2  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.3  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.4  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.5  Valid Issuance of Preferred and Common Stock. . . . . . . . . . . . . . .   3
     2.6  Governmental Consents . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.7  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.8  Patents and Trademarks. . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.9  Compliance with Other Instruments . . . . . . . . . . . . . . . . . . . .   4
     2.10 Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.11 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.12 Title to Property and Assets. . . . . . . . . . . . . . . . . . . . . . .   5
     2.13 Tax Returns and Audits. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.14 Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

3.   Representations and Warranties of the Investor . . . . . . . . . . . . . . . .   5

     3.1  Experience. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.2  Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.3  Rule 144. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.4  Access to Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.5  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.6  Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.7  High Degree of Risk . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.8  Restriction on Transfers. . . . . . . . . . . . . . . . . . . . . . . . .   7

4.   Conditions of Investor's Obligations at Closing. . . . . . . . . . . . . . . .   7

     4.1  Representations and Warranties. . . . . . . . . . . . . . . . . . . . . .   7
     4.2  Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.3  Compliance Certificate. . . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.4  Blue Sky. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.5  Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

5.   Conditions of the Company's Obligations at Closing . . . . . . . . . . . . . .   8

     5.1  Representations and Warranties. . . . . . . . . . . . . . . . . . . . . .   8
     5.2  Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . .   8


                                     -i-

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                              TABLE OF CONTENTS
                                 (CONTINUED)
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
     5.3  Blue Sky. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     5.4  Proceedings and Documents . . . . . . . . . . . . . . . . . . . . . . . .   8
     5.5  Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

6.   Restrictions on Transferability; Registration Rights . . . . . . . . . . . . .   8

     6.1  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     6.2  Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     6.3  Restrictive Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     6.4  Notice of Proposed Transfers. . . . . . . . . . . . . . . . . . . . . . .  10
     6.5  Registration on Form S-3. . . . . . . . . . . . . . . . . . . . . . . . .  11
     6.6  Expenses of Registration. . . . . . . . . . . . . . . . . . . . . . . . .  11
     6.7  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     6.8  Information by Holder . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     6.9  Transfer of Registration Rights . . . . . . . . . . . . . . . . . . . . .  13
     6.10 Standoff Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

7.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

     7.1  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.2  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.3  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.4  Entire Agreement; Amendment . . . . . . . . . . . . . . . . . . . . . . .  14
     7.5  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.6  Delays or Omissions . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.7  California Corporate Securities Law . . . . . . . . . . . . . . . . . . .  15
     7.8  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.9  Finder's Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.10 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.11 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


Exhibit A  Certificate of Designations, Preferences and Rights of Series B Preferred Stock
Exhibit B  Warrant
Exhibit C  Schedule of Exceptions
Exhibit D  Distribution Agreement
Exhibit E  Consulting Agreement

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                                     -ii-


                 SERIES B PREFERRED STOCK PURCHASE AGREEMENT


     THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT is made as of the 21st day of January, 1998, by and between SOCKET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and EXPLORER PARTNERS, L.L.C., a Delaware limited liability company (the "Investor") and EXPLORER FUND MANAGEMENT, L.L.C., an Illinois limited liability company ("EFM").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   PURCHASE AND SALE OF STOCK.

          1.1  SALE AND ISSUANCE OF SERIES B PREFERRED STOCK.

               (a) The Board of Directors of the Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Certificate of Designations of Preferences and Rights of Series B Preferred Stock (the "Certificate of Designations"), in the form attached hereto as EXHIBIT A.

               (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing (as defined below), an aggregate of up to that number of shares (the "Shares") of the Company's Series B Preferred Stock (the "Series B Preferred") equal to $500,000 divided by the Purchase Price (as defined below) at Closing. The purchase price per Share shall be $40.00 (the "Purchase Price").

               (c)  (i)   In the event that the Company fails to file the
registration statement by March 31, 1998 pursuant to Section 6.5 hereto, the Company shall issue to the Investor that number of shares of Series B Preferred equal to two percent (2%) of the total number of shares of Series B Preferred purchased by the Investor under Section 1.1(a) above (the "Two Percent Default Shares") for the first 30-day period after March 31, 1998; and for each successive 30-day period during which the Company shall fail to file the registration statement, the Company shall issue to the Investor an additional three percent (3%) of the total number of shares of Series B Preferred purchased by the Investor under Section 1.1(a) above (the "Three Percent Default Shares").

                    (ii) In the event that the Company fails to cause the registration statement to become effective by June 19, 1998 pursuant to
Section 6.5 (along with the failure to file the registration statement by May 31, 1998 in Section 1.1(c)(i), each a "Default"), the Company shall issue the Two Percent Default Shares for the first 30-day period after June 19, 1998; and for each successive 30-day period during which the Company shall fail to cause the registration statement to become effective, the Company shall issue the Three Percent Default Shares; provided, however, that the Company shall not be obligated to issue any Default Shares following the failure of the Company to cause the Registration Statement to become effective if such failure was due to the

Company's failure to file the registration statement in accordance with
Section 6.5 and such failure resulted in the issuance of Default Shares at that time.

                    (iii) The Company shall issue Default Shares PRO RATA for Defaults under this Section 1.1(c) which are cured in intervals which are not divisible by 30 (e.g. if the Company files the registration statement fifteen
(15) days after the March 31, 1998 deadline under Section 1.1(c)(i) above, the Company shall issue one-half of the Two Percent Default Shares, or one percent (1%) of the total number of shares of Series B Preferred purchased by the Investor under Section 1.1(a) above).

          1.2 CLOSING. The purchase and sale of the Shares shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 10:00 a.m., Pacific time, on January 21, 1998, or at such times or on such dates on or before January 23, 1998 as the Company and the Investor agree upon orally or in writing (the "Closing"). At the Closing the Company shall deliver to the Investor a certificate representing the Series B Preferred that the Investor is purchasing against payment of the aggregate purchase price therefor by check, wire transfer or any combination thereof.

          1.3 OPTION TO INVEST. Investor shall have an option to purchase additional shares of Series B Preferred in two $500,000 tranches (each an "Additional Tranche" and collectively, the "Additional Tranches"). The Additional Tranches shall have expiration dates of February 15, 1998 and March 15, 1998, respectively, and shall have a purchase price equal to the product of (a) one hundred (100) and (b) 80% of the average of the high and low sale prices of the Company's Common Stock over the ten trading days immediately prior to the closing date of such Additional Tranche; PROVIDED, HOWEVER, that the purchase price for each Additional Tranche shall not exceed $60.00 per share and shall not be less than $40.00 per share.

          1.4 ISSUANCE OF WARRANT. At the Closing, the Company shall deliver to EFM a warrant certificate in the form as attached hereto as EXHIBIT B (the "Warrant") to purchase 187,500 shares of the Company's Common Stock (as defined below).

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in (i) the forms, reports and documents, including the exhibits thereto, filed by the Company with the Securities and Exchange Commission or (ii) the Schedule of Exceptions attached hereto as EXHIBIT C, the Company hereby represents and warrants as follows:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. True and accurate copies of the Company's Amended and Restated Certificate of

Incorporation and Bylaws, each as amended and in effect at the Closing, have been delivered to the Investor.

          2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $0.001 par value ("Common Stock"), of which 6,501,275 shares are issued and outstanding as of December 31, 1997, and 3,000,000 shares of Preferred Stock ("Preferred Stock"), of which 37,500 shares are designated Series B Preferred Stock, none of which is issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved an aggregate of 37,500 shares of Series B Preferred for issuance hereunder. The Company has reserved 3,750,000 shares of Common Stock for issuance upon conversion of the Series B Preferred. An aggregate of 812,771 shares of Common Stock are reserved for issuance under the Company's 1993 Stock Option Plan/Stock Issuance Plan and 1995 Stock Plan. Except as set forth on Schedule 2.2 of EXHIBIT C, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. All outstanding shares have been issued in compliance with state and federal securities laws.

          2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4 AUTHORIZATION. Except as set forth in Schedule 2.5 of EXHIBIT C all corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Common Stock issuable upon conversion of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; and
(ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

          2.5 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The shares of Series B Preferred that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Except as set forth in Schedule 2.5 of EXHIBIT C, the Common Stock issuable upon conversion of the Series B Preferred or upon exercise of the Warrants purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designations and the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or upon issuance in accordance with the terms of the Warrants, as the case may be, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) or the Warrants (and the Common Stock issuable upon exercise of the Warrants) (together with the Shares and the Common Stock issuable upon conversion thereof, the "Securities") or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of the Certificate of Designations in the office of the Secretary of State of the State of Delaware, which shall be filed by the Company on or prior to the Closing; (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the "Securities Act"); and (iii) the filing of any notices required under applicable state securities laws (the "Applicable Blue Sky Law"), which shall be filed by the Company promptly following the Closing. Based in part on the representations of the Investor set forth in Section 3 below, the offer, sale and issuance of the Shares or the Warrants in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from the qualification requirements of Applicable Blue Sky Law.

          2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened before any court, administrative agency or other governmental body against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which could result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          2.8 PATENTS AND TRADEMARKS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. Except as set forth in Schedule 2.8 of EXHIBIT C, the Company has not received any communications alleging that any material Intellectual Property of the Company has violated or would violate any of the Intellectual Property of any other person or entity.

          2.9  COMPLIANCE WITH OTHER INSTRUMENTS.  Except as set forth in
Schedule 2.9 of EXHIBIT C, the Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the Closing. The Company is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company or, to the best of its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Shares and the Warrants, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

          2.10 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.11 DISCLOSURE. No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Investor pursuant to this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

          2.12 TITLE TO PROPERTY AND ASSETS. The Company has good and marketable title to all of its properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances. The Company's properties and assets are in good condition and repair in all material respects.

          2.13 TAX RETURNS AND AUDITS. The Company has accurately prepared all United States income tax returns and all state and municipal tax returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all other taxes, assessments, fees and charges shown on such returns or on assessments received by the Company. To the best of the Company's knowledge, no deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending.

          2.14 BROKERS OR FINDERS. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

     3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR AND EFM. Each the Investor and EFM (for purposes of this Section 3, each an "Investor") hereby represent and warrant that:

          3.1 EXPERIENCE. Such Investor is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment.

          3.2 INVESTMENT. Such Investor is acquiring the Securities for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Investor understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the BONA FIDE nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities. Such Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not, and any issuance of Common Stock on conversion may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

          3.3 RULE 144. Such Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor covenants that, in the absence of an effective registration statement covering the stock in question, such Investor will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with such Investor's representations and covenants set forth in this Section 3. In connection therewith, such Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

          3.4 ACCESS TO DATA. Such Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to review the Company's facilities. Such Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.5 AUTHORIZATION. This Agreement when executed and delivered by such Investor will constitute a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and
(ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

          3.6 ACCREDITED INVESTOR. Such Investor acknowledges that it is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. For state securities law purposes, the principal address of such Investor and EFM is 444 N. Michigan Avenue, Suite 2910, Chicago, Illinois 60611.

          3.7 HIGH DEGREE OF RISK. Such Investor is aware that the securities offered hereby involve a high degree of risk and that Investor may suffer a total loss of its investment. The Investor has been provided with the Company's periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Such Investor has read the information in such reports, including the information under the caption "Risk Factors" included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section. Such Investor is further aware that following the investment contemplated herein, the Company will need to raise additional capital to maintain continued listing of its Common Stock on the Pacific Exchange. Should the Company's Common Stock be delisted from the Pacific Exchange, such Investor would find it more difficult to dispose of, or obtain accurate quotations as to the price of, the Company's securities, and that the ability or willingness of broker-dealers to sell or make a market in the Company's Common Stock, and therefore such Investor's ability to sell the Company's Common Stock in the secondary market, would be materially and adversely affected.

          3.8 RESTRICTION ON TRANSFERS. Such Investor or any subsequent holder of the Shares (and the Common Stock issuable upon conversion of the Shares or the Warrants) hereby agrees that he, she or it shall not sell, assign, give, bequeath, transfer, distribute, pledge, hypothecate or otherwise encumber, convey or dispose of (collectively, "Transfer") any securities of the Company owned by it (whether now owned or hereafter acquired) until after the closing date of the second Additional Tranche. Any attempted or purported Transfer of any securities of the Company by Investor or any subsequent holder of the Shares or the Warrants (and the Common stock issuable upon conversion of the Shares or the Warrants) in violation or contravention of the terms of this Agreement shall be void. In addition to any other remedies available to the parties to this Agreement either at law, in equity or pursuant to this Agreement, no dividends nor payments of any sort shall be paid on, nor any distribution made on, any securities of the Company that are Transferred in violation or breach of this Agreement. Such Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Warrants in order to implement the restrictions on transfer established in this Section 3.8.

     4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

          4.4 BLUE SKY. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country prior to the offer and sale of the Shares.

          4.5 OTHER AGREEMENTS. The Company shall execute and deliver to the Investor at the Closing (i) the Distribution Agreement in the form attached hereto as EXHIBIT D (the "Distribution Agreement") and (ii) the Consulting Agreement, in the form attached hereto as EXHIBIT E (the "Consulting Agreement").

     5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by that Investor:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the purchase price specified in Section 1.1 against delivery of the Shares.

          5.3 BLUE SKY. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

          5.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

          5.5 OTHER AGREEMENTS. The Investor shall execute and deliver to the Company at or before the Closing (i) the Distribution Agreement and (ii) the Consulting Agreement.

     6.   RESTRICTIONS ON TRANSFERABILITY; REGISTRATION RIGHTS.

          6.1 CERTAIN DEFINITIONS. As used in this Section 6, the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "CONVERSION SHARES" means the Common Stock issued or issuable upon conversion of the Shares or exercise of the Warrants.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "HOLDER" shall mean the Investor and EFM, if it still holds Registrable Securities, and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with
Section 6.8 hereof.

          The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 6.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "REGISTRABLE SECURITIES" means any Common Stock of the Company issued or issuable in respect of the Shares or Conversion Shares or other securities issued or issuable with respect to the Shares or the Warrants or Conversion Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares or the Warrants or Conversion Shares; PROVIDED, HOWEVER, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 6.3 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by Section 6.5).

          6.2 RESTRICTIONS. The Shares and the Conversion Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 6, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investor and EFM will cause any proposed purchaser, assignee, transferee or pledgee of the Restricted Securities to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 6.

          6.3 RESTRICTIVE LEGEND. Each certificate representing (i) the Shares, (ii) the Warrants, (iii) the Conversion Shares, and (iv) any other securities issued in respect of the securities referenced in clauses (i),
(ii) and (iii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 6.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH

          REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

          The Investor and EFM each consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 6.

          6.4 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 6. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which an Investor which is a corporation distributes Restricted Securities after six (6) months after the purchase thereof solely to its majority owned subsidiaries or affiliates for no consideration, or (c) in any transaction in which an Investor which is a partnership distributes Restricted Securities after six (6) months after the purchase thereof solely to partners thereof for no consideration; PROVIDED that each transferee agrees in writing to be subject to the terms of this
Section 6.4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 6.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

          6.5  REGISTRATION ON FORM S-3.

               (a) The Company shall file a Registration Statement on Form S-3 (or other appropriate form) with the Commission for such Registrable Securities to be registered by March 31, 1998, and shall use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter (but in no event later than June 19, 1998).

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 6.5: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date thirty (30) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          6.6 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to this Section 6.5 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration shall be borne by the Company. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration PRO RATA on the basis of the number of shares so registered.

          6.7  INDEMNIFICATION.

               (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 6, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange
Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

               (c)  Each party entitled to indemnification under this
Section 6.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the failure to give such notice is materially prejudicial to an Indemnifying
Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          6.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6.

          6.9 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to any party hereto under Section 6.5 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by such party (together with any affiliate); PROVIDED that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee
(i) is a wholly-owned subsidiary or constituent partner (including limited partners, retired partners, spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) of such party, or (ii) acquires from such party at least 50,000 shares of Restricted Securities (as appropriately adjusted for stock splits and the like).

          6.10 STANDOFF AGREEMENT. Each Holder agrees in connection with any registration of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company and such managing underwriters for such period of time, not to exceed ninety (90) days, as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters; PROVIDED, HOWEVER, that such Holder shall not be subject to such lockup unless the officers and directors of the Company who own stock of the Company shall also be bound by such restrictions.

     7.   MISCELLANEOUS.

          7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

          7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit.

          7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of an Investor to purchase Shares shall not be assignable without the consent of the Company.

          7.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; PROVIDED, HOWEVER, that holders of fifty-one percent (51%) of the outstanding Shares (whether or not converted) may waive or amend, on behalf of the Investor and other holders of Shares, any provisions hereof benefitting the Investor so long as the effect thereof will be that the Investor and other holders of Shares will be treated equally.

          7.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to the Investor, at the Investor's principal offices at 444 N. Michigan Avenue, Suite 2910, Chicago, Illinois 60611 or at such other address as the Investor shall have furnished to the Company in writing, with a copy to Timothy J. Keating, 11300 U.S. Highway One, Suite 400, North Palm Beach, Florida 33408, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at its principal offices at 37400 Central Court, Newark, California 94560 addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investor. If notice is provided by mail, notice shall be deemed to be given three (3) business days after proper deposit in the U.S. Mail.

          7.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this

Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          7.7 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          7.8 EXPENSES. The Company and the Investor shall bear their own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

          7.9 FINDER'S FEE. The Company and the Investor shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder's fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

          7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          7.11 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SOCKET COMMUNICATIONS, INC.                         EXPLORER PARTNERS, L.L.C.

By: /s/ David W. Dunlap                             By: /s/ Timothy J. Keating
   --------------------------                          ------------------------

Name:  David Dunlap,                                Name:  Timothy J. Keating
Title: Vice President, Finance and Administration, Title: Manager and Chief Financial Officer


EXPLORER FUND MANAGEMENT, L.L.C.

By: /s/ Robert L. Holz
   --------------------------

Name:  Robert L. Holz
Title: Managing Director

                                      EXHIBIT A

                 CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                            OF SERIES B PREFERRED STOCK

                                     EXHIBIT B

                                      WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.


                          SOCKET COMMUNICATIONS, INC.         JANUARY 21, 1998

                         COMMON STOCK PURCHASE WARRANT


     THIS CERTIFIES THAT, for value received, EXPLORER FUND MANAGEMENT, L.L.C., an Illinois limited liability company (together with any registered assignee(s), the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at such times after the date hereof as are set forth below, to acquire from Socket Communications, Inc., a Delaware corporation (the "Company"), in whole or from time to time in part, up to 187,500 fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company ("Warrant Stock") at a purchase price per share (the "Exercise Price") of $0.40. Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments. This Warrant is granted by the Company to the Holder pursuant to that certain Series B Preferred Stock Purchase Agreement of even date herewith by and among the Company, Explorer Management Fund, L.L.C., a Delaware limited liability company, and the Holder (the "Stock Purchase Agreement").

     1.   TERM

          (a) COMMENCEMENT OF EXERCISABILITY. The Warrant is exercisable as of the date hereof.

          (b) TERMINATION AND EXPIRATION. If not earlier exercised, the Warrant shall expire on the fifth anniversary of the date hereof (the "Expiration Date").

     2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. This Warrant may be exercised by the Holder hereof at any time following the date hereof and prior to the Expiration Date. Exercise shall be made, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Stock being purchased, which amount may be paid in cash or by check. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Stock so purchased shall be delivered to the Holder hereof within a reasonable time and, unless this Warrant has been fully exercised or expired, a new Warrant representing that portion of the Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such reasonable time.

     3. STOCK FULLY PAID; RESERVATION OF WARRANT STOCK. All of the Warrant Stock issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient Warrant Stock to provide for the exercise of the rights represented by this Warrant.

     4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF WARRANT STOCK. Subject to the provisions of Section 2 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) In the event the Company shall at any time following the date hereof subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased; and in the event the Company shall at any time following the date hereof combine the outstanding shares of Common Stock, the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be propor tionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

          (b) If the Company is, following the date hereof, recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Warrant Stock for which this Warrant may be exercised shall be increased or reduced in the same proportion as the increase or decrease in the outstanding shares of Common Stock and the then applicable Exercise Price shall be adjusted by multiplying by a fraction with a numerator equal to the number of shares of Warrant Stock purchasable upon exercise hereof immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Warrant Stock purchasable immediately following such subdivision or combination.

          (c) Subject to Sections 1 and 2 hereof, in the event of any reorganization or reclassification of the outstanding Warrant Stock (other than a change in par value, or from no par value to par value, or par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity in a BONA FIDE transaction (I.E., not a mere recapitalization, reincorporation for the purpose of changing corporate domicile, or similar transaction), at any time prior to the Expiration Date, the Holder shall have the right, but not the obligation, upon exercise of this Warrant, to receive the same kind and number of shares of Warrant Stock and other securities, cash or other property as would have been distributed to the Holder had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger.

     5. FRACTIONAL SHARES. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder; any rights to purchase fractional shares hereunder shall be disregarded.

     6.   TRANSFER, EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT AND WARRANT
STOCK.

          (a) This Warrant and the Warrant Stock to be issued or issuable upon exercise of this Warrant, may not be assigned or transferred except as provided in this Section 7 and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (said Act and such Rules and Regulations being hereinafter collectively referred to as the "Act"). Any purported transfer or assignment made other than in accordance with this Section 7 shall be null and void and of no force and effect.

          (b) Prior to any transfer of this Warrant or any Warrant Stock to be issued or issuable upon exercise of this Warrant, other than in an offering registered under the Act, the Holder shall notify the Company of its intention to effect such transfer, indicating the circum stances of the proposed transfer and upon request furnish the Company with an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Company, to the effect that the proposed transfer may be made without registration under the Act or qualification under any applicable state securities laws.

          (c) Each certificate for Warrant Stock or for any Warrant Stock issued or issuable upon exercise of this Warrant shall contain a legend substantially to the effect as set forth in Section 6.3 of the Stock Purchase Agreement.

          (d) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form attached hereto as EXHIBIT B duly executed. In such event the Company shall, upon payment by the Holder of any issuance or transfer tax or other cost incurred or to be incurred by the Company with respect to such transfer, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation thereof at the principal office of the Company together with a written notice signed by the Holder thereof, specifying the names and denominations in which new warrants are to be issued.

          (e) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant (provided that an affidavit of the Holder shall be satisfactory for such purpose), and of indemnity satisfactory to it (provided that if the Holder is the original Holder of this Warrant, its own indemnification agreement shall under all circumstances be satisfactory, and no bond shall be required), and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void.

     7. REPRESENTATIONS OF THE COMPANY. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of the Warrant Stock pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

     8. REPRESENTATIONS AND COVENANTS OF THE HOLDER. The Holder represents that this Warrant and any Warrant Stock issued or issuable upon exercise of this Warrant, to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same. Such Holder understands and acknowledges that the offering of this Warrant, and any issuance of Common Stock on conversion thereof may not, will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated on the Holder's representations set forth herein. Such Holder represents that it is experienced in evaluating companies such as the Company, is able to fend for itself in investments such as this one, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company. Such Holder also represents that it is an "accredited investor" as such term is defined in Rule 501 under the Act.

     9. RIGHTS OF STOCKHOLDERS. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     10. NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder.

     11. GOVERNING LAW, HEADINGS. This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.


SOCKET COMMUNICATIONS, INC.           EXPLORER FUND MANAGEMENT, L.L.C.


By:  /s/ DAVID DUNLAP                  By:  /s/ ROBERT L. HOLZ
   ----------------------------          ------------------------------
Name:  David Dunlap                    Name:  Robert L. Holz
Title: Vice President, Finance         Title: Managing Director
       and Administration, and
       Chief Financial Officer

                                   EXHIBIT A

                              NOTICE OF EXERCISE


TO:  Socket Communications, Inc.


          The undersigned hereby elects to purchase ___________ shares of Warrant Stock pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Warrant Stock in full.

          Please issue a certificate or certificates representing said Warrant Stock in the name of the undersigned or in such other name as is specified below:

                     Name:__________________________________

                     Address:_______________________________

                     _______________________________________

                     _______________________________________



          The undersigned hereby represents and warrants that the aforesaid shares of Warrant Stock are being acquired for the account of the undersigned for investment and not with a view to, or, for resale in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

                              By:_____________________________________

                              Name:___________________________________

                              Title:__________________________________

                              Date:___________________________________

                                  EXHIBIT B

                               ASSIGNMENT FORM


     FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto ________________________________________ (Name and
Address) the right to purchase Warrant Stock represented by this Warrant to the extent of ___________ shares and does hereby irrevocably constitute and appoint ____________________________ __________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated: _______________ , ____


                              By:    _________________________________

                              Name:  _________________________________

                              Title: _________________________________

                                     EXHIBIT C

                               SCHEDULE OF EXCEPTIONS

                                      EXHIBIT D

                              DISTRIBUTION AGREEMENT

                            SOCKET COMMUNICATIONS, INC.
                               DISTRIBUTOR AGREEMENT

This Agreement, effective as of the twenty-first day of January 1998, is made between Socket Communications, Inc. (Socket), a corporation organized under the laws of the State of Delaware maintaining its principal place of business at 37400 Central Court, Newark, CA 94560 USA. ("Manufacturer") and Explorer Partners, L.L.C., a Delaware Limited Liability company, maintaining its principal place of business at 3 Bermuda Lake Drive, Palm Beach Gardens, FL 33418 ("Distributor").

In consideration of the mutual promises and obligations created herein, the parties hereto agree to the following:

DEFINITIONS:

"Products" shall mean Socket's Low Power Ethernet Card.

"Territory" shall mean worldwide.

 "Proprietary Marks" shall mean trade names, trademarks, insignias, logos, proprietary marks, and the like related to the Products or companies and owned or controlled by Manufacturer or by Distributor.

"Confidential Information" shall mean such knowledge, information, or materials concerning Manufacturer or its Products that are confidential and proprietary information of Manufacturer or its affiliated companies.

1.   APPOINTMENT OF DISTRIBUTOR

1.1    NON-EXCLUSIVITY

This appointment is non-exclusive and Manufacturer reserves the right to appoint other distributors and to sell directly to the marketplace.

2.   OBLIGATIONS OF DISTRIBUTOR

2.1    CONFIDENTIAL INFORMATION

2.1.1 Both Manufacturer and Distributor agree that any Confidential Information of the disclosing party shall be held by the receiving party using the same degree of care as it uses to hold its own Confidential Information, and that such degree of care is adequate to protect the Confidential Information. The Confidential Information shall not be disclosed to any third party or used by the receiving party for its own benefit except as otherwise provided in this Agreement. The receiving party shall be under no obligation to treat any information as Confidential Information if the information:

a) is in or becomes in the public domain without violation of this Agreement by the receiving party; or

b) was known to the receiving party prior to the disclosure and is not subject to any obligation of confidence; or

c) was rightfully communicated to receiving party by a party free of any obligation of confidence; or

d) was developed by the receiving party independently of, and without reference to, any Confidential Information disclosed by the disclosing party.

2.1.2 The provision on Confidential Information above shall remain in effect for three (3) years from the date of disclosure of the Confidential Information, or until this Agreement is terminated, whichever is longer.

3.   OBLIGATIONS OF MANUFACTURER

3.1    STOCK BALANCING PROGRAM

During the term of this Agreement Distributor shall be eligible to return, for stock balancing, up to fifteen percent (15%) of Distributor's purchases during the preceding three (3) months, but only to the extent prior returns for stock balancing have not used the same purchases to establish eligibility previously. A balancing order, for a net dollar amount equal to or larger than the value of the products subject to return must also be placed. Products returned must be one of those listed in Manufacturer's current International Distributor Stock Balancing Product Eligibility List that may be changed without notice by Manufacturer from time to time, and be undamaged, unused and in their original packaging. Distributor must obtain a Return Material Authorization number ("RMA Number") from Manufacturer prior to any return, and Distributor must ship any such return CIF (Cost, Insurance, Freight) Destination, such destination to be provided by Manufacturer upon issuance of an RMA number. Distributor shall bear all costs of shipment and risks of title until the Products are delivered to Manufacturer. Upon receipt and verification of the return, Manufacturer shall credit towards the stock balancing order of Distributor, the actual price paid for the products returned, less any discounts or credits previously applied, with no adjustments for duties and other taxes or fees which remain the responsibility of Distributor.

3.2    RETURNS FOR CREDIT

During the term of this Agreement, Distributor shall be eligible to return, for credit, up to five percent (5%) of Distributor's purchases during the preceding three (3) months. Once purchases during any one month have been used to establish eligibility for a return, that month's purchases may not be used to establish eligibility for further returns. Products returned must be current Products, or Products that have been listed on the International Price List within the last 90 days and be undamaged, unused and in their original packaging. Products that have been deleted from the International Price List more than ninety (90) days prior to the return are ineligible for return. Distributor must obtain an RMA (Return Material Authorization) number from Manufacturer prior to any return, and

Distributor must ship any such return CIF (Cost, Insurance, Freight) Destination, such destination to be Manufacturer's Northern California facility, the address to be provided by Manufacturer upon issuance of an RMA number. Distributor shall bear all costs of shipment and risks of title until the Products are delivered to Manufacturer. Upon receipt and verification of the return, Manufacturer shall issue a credit to Distributor equal to the actual price paid for the products returned, less a five percent (5%) restocking fee and less any discounts or credits previously applied.

3.3    RETURNS OF DEFECTIVE PRODUCT

Distributor may deal directly with Manufacturer's Customer Service Department for return of any defective Products. Distributor shall return defective units received in such exchanges to Manufacturer for replacement at least once each quarter upon issuance of an RMA number. Distributor must obtain an RMA (Return Material Authorization) number from Manufacturer prior to any return, and Distributor must ship any such return CIF (Cost, Insurance, Freight) Destination, such destination to be Manufacturer's Northern California facility, the address to be provided by Manufacturer upon issuance of an RMA number. Distributor shall bear all costs of shipment and risks of title until the Products are delivered to Manufacturer. Manufacturer shall repair or replace the returned Product at its expense and shall make best efforts to ship repaired or replaced product at Manufacturer's expense within ten days of receipt.

4.   PRODUCT ORDERS

4.1    TERMS AND CONDITIONS

4.1.1 Manufacturer agrees to sell Products to Distributor in accordance with Manufacturer's current applicable prices, terms and conditions, which may be changed without notice by Manufacturer. Manufacturer will use reasonable best efforts to give 30 days written notice of price increases.

4.1.2 All Products are shipped FOB Point of Origin and prices do not include transportation charges, insurance, duty and taxes or fees of any nature. Manufacturer may add charges for such fees or taxes to the sales invoice unless evidence of exemption acceptable to both Manufacturer and the appropriate taxing agency is provided by Distributor.

4.1.3 Title to the Products shall pass at the time they are presented to the carrier for shipment. In the absence of specific shipping instructions from Distributor at the time of order placement, Manufacturer will ship by the method it deems most advantageous. Transportation charges will remain the responsibility of Distributor.

4.2    SCHEDULED DELIVERY DATES, DELAY

Manufacturer will use reasonable best efforts to deliver on the promised or scheduled delivery date. Manufacturer shall not be liable for any delay in delivery of Products or for failure to give notice of the same, and Distributor agrees that the delivery date may be extended for a period of time equal to any such delay. Manufacturer will use reasonable best efforts to notify Distributor of; (i) the actual shipping date as soon as it becomes known and, (ii) as soon as practicable after shipment, the shipment details including carrier, waybill number and estimated date/time of arrival.

4.3    PLACING, ACCEPTANCE OF, AND CHANGES TO ORDERS

4.3.1 All orders by Distributor must be placed in writing either by mail, electronic message or facsimile transmission. Any written orders so placed are, unless notified to the contrary within 10 days of receipt by Manufacturer, deemed accepted by Manufacturer.

4.3.3 Manufacturer reserves the right to reject orders in its sole discretion. Furthermore, Manufacturer may cancel all or part of accepted orders or refuse or delay shipment of Products in its sole discretion. Reasons for rejection, cancellation or delay include, but are not limited to, if Manufacturer determines in its sole discretion that (i) Distributor has exceeded its credit limit in the purchase of Products, or (ii) Distributor is in default under this Agreement or any other Agreement between Manufacturer and Distributor, or (iii) an allocation of Products is required. No such extended, canceled, or delayed shipment shall be deemed a termination or breach of this Agreement by Manufacturer.

5.   PAYMENT AND PRICES

5.1    PRICES AND TERMS APPLICABLE

The prices, terms, and conditions stated in Manufacturer's price lists, invoices, and sales orders, in effect from time to time and in this Agreement shall apply to all purchases from Manufacturer by Distributor of Products.

5.2    CURRENCY USED

All prices are stated in US Dollars, and all payments by Distributor to Manufacturer shall be in US Dollars. Any sums due by Manufacturer to Distributor shall also be stated, and paid, in US Dollars.

5.3    PAYMENT TERMS AND CREDIT EXTENSION

Payment terms shall be Net 45 days. Payment made on open accounts shall be effected by wire transfer or other instrument acceptable to Manufacturer. Manufacturer reserves the right at all times either generally or with respect to any specific order, to withdraw, change, or limit the amount or credit extended under such terms to Distributor. In the absence of an open account, payment shall be effected by means of irrevocable letters of credit on a California bank established to Manufacturer's satisfaction, or by prepayment by wire transfer at the time the order is placed. All exchange, interest, banking, collection or other charges shall be at the sole expense of Distributor.

6. USE OF TRADEMARKS AND OTHER PROPRIETARY MARKS

6.1    PERMISSION TO USE PROPRIETARY MARKS

During this Agreement, Distributor may use the Proprietary Marks, only in connection with Distributor's sale, advertisement, and promotion of the Products, provided that Distributor's use of Proprietary Marks shall be in accordance with Manufacturer's policies and procedures and shall always indicate that the same is the property of Manufacturer or Manufacturer's affiliated company, as the case may be.

6.2    EXCLUSION OF INTEREST IN PROPRIETARY MARKS

Nothing contained in the Agreement shall give Distributor any interest in the Proprietary Marks (except the use thereof as herein provided) or in any patents, copyrights, trade secrets, or other proprietary or confidential information related to the Products, and Distributor specifically disclaims any right, present or future, in any of the Proprietary Marks, patents, copyrights, trade secrets, or other proprietary or confidential information.

6.3    LIMITATION ON USE OF ALL MARKS

Distributor shall not (i) use any of the Proprietary Marks as a part of the business name of Distributor's company, except as may be approved by Manufacturer in writing; (ii) attach any name or mark to any of the Products, other than the names and marks originally appearing thereon; or (iii) add to, obliterate, deface or remove any name, Proprietary Mark, or serial number on the Products or packaging thereof.

6.4    RIGHT TO APPROVE OF ANY USE OF MARKS

Distributor acknowledges that Manufacturer may at any time object to a specific use of application of any of the Proprietary Marks, in which event Distributor will cease such use or application thereof immediately. Distributor's right to use Proprietary Marks shall cease upon termination of the Agreement. Distributor shall have no right to sublicense, transfer, or assign any right or benefit to the use of Proprietary Marks to any third party.

7.   TERMS AND TERMINATION OF AGREEMENT

7.1    TERM

This Agreement shall commence on the effective date first written above and continue in effect for a period of three (3) years from said date and may be reviewed or extended upon written agreement of both parties.

7.2    RIGHT TO ACQUIRE PRODUCT DIRECTLY FROM MANUFACTURER'S SUPPLIERS

Distributor shall have the right to acquire Products directly from Manufacturer's suppliers in the event, and only in the event, that Company becomes insolvent or ceases to operate. Such right shall remain in effect only for those periods in which the Company is insolvent or is not operating.

8.   LIMITATION OF LIABILITY

8.1    LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICE, LOST PROFITS, OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING IN ANY WAY OUT OF THIS AGREEMENT. THIS LIMITATION SHALL APPLY EVEN IF MANUFACTURER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

8.2    LIMITATION OF WARRANTIES

IT IS UNDERSTOOD THAT MANUFACTURER MAKES NO WARRANTIES OR REPRESENTATIONS, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AS TO THE PRODUCTS SOLD TO DISTRIBUTOR BY MANUFACTURER EXCEPT AS MAY BE SET FORTH IN MANUFACTURER'S LIMITED CONSUMER WARRANTY, IF ANY, ACCOMPANYING DELIVERY OF THE PRODUCTS. THE LIABILITY OF MANUFACTURER, IF ANY, FOR DAMAGES RELATING TO ANY ALLEGEDLY DEFECTIVE PRODUCTS SHALL BE LIMITED TO DEFECTS WITH RESPECT TO WHICH MANUFACTURER RECEIVES A WRITTEN NOTICE OF THE CLAIM FROM DISTRIBUTOR WITHIN 90 DAYS OF THE DATE OF MANUFACTURER'S SHIPMENT OF THE PRODUCTS. AT MANUFACTURERS DISCRETION, MANUFACTURER MAY EITHER REPLACE THE PRODUCTS OR REFUND THE ACTUAL PRICE PAID TO MANUFACTURER BY DISTRIBUTOR FOR SUCH PRODUCTS.

8.3    INDEMNIFICATION BY MANUFACTURER

Manufacturer shall be solely responsible for the design, development, supply, production, and performance of the Products and the protection of its trade names. Manufacturer agrees to defend and indemnify and hold Distributor harmless against and to pay all losses, costs, damages, and expenses whatsoever, including reasonable attorney fees, which Distributor may sustain or incur on account of infringement or alleged infringement of patents, trademarks, or trade names, or other intellectual property rights resulting from the sale of Manufacturer's Products, or arising on account of warranty claims or product liability matters. Distributor will promptly deliver to Manufacturer any notices or papers served upon it in any proceeding covered by this indemnity, and Manufacturer will defend same at its expense. Distributor shall, however, have the right to participate in the defense at it's own expense.

8.4    INDEMNIFICATION BY DISTRIBUTOR

Distributor shall be solely responsible for, and shall indemnify and hold Manufacturer free and harmless from, any and all claims, damages, or lawsuits (including Manufacturer's attorney's fees) arising out of acts or omissions of Distributor, its employees, agents, or customers. Manufacturer will promptly deliver to Distributor any papers served upon it in any proceeding covered by this indemnity, and Distributor will defend same at its expense. Manufacturer shall have the right to participate in the defense at its own expense.

9.   MISCELLANEOUS

9.1    ENTIRE AGREEMENT, MODIFICATIONS, WAIVERS

This agreement sets forth the entire understanding between the parties hereto and supersedes any and all prior understandings in connection therewith.

9.2    GOVERNING LAW AND JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree to submit to the jurisdiction of the appropriate courts located in California for the purpose of any suit, action, or other proceeding in connection with this Agreement. The parties expressly waive any objections to jurisdiction or venue in any such courts and hereby consent that service of process in any litigation may be served in the same manner as any notice hereunder as set forth in Paragraph 9.5 hereof.

9.3    NOTICE.

Any notice required or permitted to be given under this Agreement shall be in writing and either delivered personally or sent by fax, or deposited in the mail, postage prepaid, registered or certified, return receipt requested, addressed to the parties at the address appearing at the end of this Agreement, and shall be deemed given three (3) days after the date of mailing or on the date of fax delivery.

9.4    ASSIGNMENT.

This Agreement and the rights and benefits hereunder shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be assigned or delegated by Distributor, either voluntarily or by operation of law.

9.5    COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

9.6    FORCE MAJEURE

Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders of restrictions, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence of, the non-performing party.

9.7    ATTORNEY'S FEES

The prevailing party in any legal action brought by one party of this Agreement against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for it's expenses, including court costs and reasonable attorney's fees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through an officer of the company whose signature appears below.

"DISTRIBUTOR"                                          "MANUFACTURER"

Explorer Partners, L.L.C.       Name              Socket Communications, Inc.
3 Bermuda Lake Drive            Address           37400 Central Court
Palm Beach Gardens, FL 33418    City State Zip    Newark, CA  94560

/s/ Timothy J. Keating          Signature         /s/ David Dunlap
----------------------                            -------------------
Timothy J. Keating              Printed Name      David W. Dunlap
Manager                         Title             Vice President

                                   EXHIBIT E

                              CONSULTING AGREEMENT

                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made on the 21st day of January, 1998 by and between Socket Communications, Inc., a Delaware corporation (the "Company"), and Explorer Fund Management, L.L.C., an Illinois limited liability company ("EFM").

                                  BACKGROUND

     This Agreement is being entered into by the Company and EFM pursuant to that certain Series B Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") by and among the Company, EFM and Explorer Partners, L.L.C., a Delaware limited liability company ("Explorer Partners").

     The Company desires to retain EFM to provide certain financial services to the Company, including without limitation (a) assisting the Company in engaging an investment banking firm that will provide analyst coverage for the Company and that will act as a market-maker in the Company's Common Stock and (b) assisting the Company in identifying investors who invest $3 million or more in the Company through a public or private equity offering. EFM desires to provide such services to the Company.

                                  AGREEMENT

     1.   ENGAGEMENT; SERVICES TO BE RENDERED.

          1.1 ENGAGEMENT AS FINANCIAL CONSULTANT. Subject to the terms and conditions of this Agreement, the Company hereby engages EFM to act as a financial consultant to the Company during the term of this Agreement, and EFM hereby agrees to such engagement.

          1.2 SERVICES TO BE RENDERED. Subject to the terms and conditions of this Agreement, EFM will provide to the Company financial advisory services, including without limitation (i) assisting the Company in engaging an investment banking firm that will provide analyst coverage for the Company and that will act as a market-maker in the Company's Common Stock, (ii) assisting the Company in identifying investors in the Company through a public or private equity offering, or (iii) rendering such other financial advisory services as the Company and EFM may mutually agree. EFM, in assisting the Company to identify investors, shall only contact accredited investors under Regulation D of the Securities Act of 1933, as amended, and institutional investors under local securities laws.

     2.   COMPENSATION.

          2.1 DEFINITION OF MILESTONE. The following events shall be Milestones that result in the payment of compensation by the Company to EFM under Section 2.2 below (each, a "Milestone"):

                (a) The Company's engagement of an investment banking firm with whom the Company has not had a pre-existing business relationship that commences providing analyst coverage for the Company and that commences acting as a market-maker in the Company's Common Stock and which continues to provide such analyst coverage to act as a market-maker for a period of at least three (3) months.

                (b) The closing of a private or public equity offering of the Company's securities in which the Company receives net proceeds (after deducting underwriting discounts or placement agent fees) of $3 million; provided (i) such closing occurs on or before December 31, 1998; and (ii) at least $2.5 million is attributable to "New Investors." The term "New Investors" as used in this Agreement means all persons purchasing equity securities in the offering, except (i) current or former officers, directors or employees of the Company or any member of their immediate family, (ii) existing stockholders of the Company on the date hereof, or (iii) EFM or any of its affiliates and principals.

          2.2   COMPENSATION.   As consideration for EFM's services
hereunder, upon the achievement of each Milestone, the Company will issue to EFM a warrant in substantially the form attached as Exhibit B to the Stock Purchase Agreement (each, a "Warrant") to purchase that number of shares of the Company's Common Stock equal to five percent (5%) of the total number of shares of the Company's Common Stock purchased by Explorer Partners pursuant to the Stock Purchase Agreement. The exercise price per share of the Company's Common Stock subject to each Warrant shall be equal to the average price per share paid by Explorer Partners.

     3.   CONFIDENTIALITY.

          3.1 DEFINITION OF CONFIDENTIAL INFORMATION. EFM acknowledges that in connection with the performance of his duties hereunder, the Company will be disclosing proprietary information to EFM, including commercially valuable technical and business information ("Confidential Information"). Confidential Information shall include information or material designated by the Company as confidential, whether in written or oral form, including without limitation, information or materials which EFM develops or acquires knowledge of or access to as a result of EFM's relationship with the Company and information or materials acquired from a third party which the Company indicates shall be treated as Confidential Information. The term Confidential Information does not include information that (i) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (ii) becomes available to EFM on a nonconfidential basis from any other party without any obligation of confidentiality to the Company, or (iii) is disclosed in any offering documents prepared by the Company in connection with any public or private offering that may result in the achievement of a Milestone.

          3.2 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. EFM acknowledges that the Company's business is extremely competitive, dependent in part upon the maintenance of secrecy, and that any disclosure of Confidential Information to any third party may result in serious harm to the Company. EFM agrees that the Confidential Information will be used by EFM only in connection with consulting activities hereunder, and will not be used in any way that is detrimental to the Company. EFM agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than (i) to EFM's partners, employees, agents and representatives in connection with EFM's engagement hereunder and who shall be informed of the confidential nature of the information and that such information is subject to a confidentiality agreement; or (ii) to any person with the written consent of the Company, including to any prospective investment banker or prospective investor.

          3.3 RETURN OF CONFIDENTIAL INFORMATION. Upon termination of the Agreement, EFM will promptly return to the Company all materials containing Confidential Information as well as data, records, reports, materials and other property furnished by the Company to EFM or produced by EFM in connection with Services rendered hereunder, together with all copies of any of the foregoing. Notwithstanding such return, EFM shall continue to be bound by the terms of the confidentiality provisions contained in this Section 3 for a period of three years after the termination of the Agreement.

     4.   TERM AND TERMINATION.

          4.1 TERM. This Agreement will commence on the date first written above and will continue until the earliest to occur of (i) December 31, 1998,
(ii) the mutual written agreement of the Company and EFM, or (iii) the date on which each of the Milestones has been achieved.

          4.2 RIGHTS UPON TERMINATION. Upon termination of this Agreement, all rights and duties of the parties toward each other shall cease except (i) Company shall be obligated to pay all amounts due hereunder within thirty
(30) days of such termination, and (ii) Section 3 shall survive termination of this Agreement for any reason.

     5.   MISCELLANEOUS.

          5.1 INDEPENDENT CONTRACTORS. The relationship of the Company and EFM established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (i) give either party the power to direct or control the day to day activities of the other or (ii) allow EFM to create or assume any obligation on behalf of the Company.

          5.2 NOTICES. Any notice required to be given hereunder will be deemed to be properly given if delivered by hand or sent by pre-paid post, to the address below or to such other address as may, from time to time, be communicated to the sender of the notice. Notices sent by pre-paid post will be deemed to have been received five (5) working days after the date of posting. Notices delivered by hand will be deemed to have been received on the first working day following the date of delivery or sending as the case may be.

                   If to the Company:  Socket Communications, Inc.
                                       37400 Central Court
                                       Newark, CA  94560
                                       Attn:  President


                   If to EFM:          Explorer Fund Management, L.L.C.
                                       444 North Michigan Avenue, Suite 2910
                                       Chicago, IL   60611
                                       Attn: Robert L. Holz, Managing Director

                   with a copy to:     GIA Securities Inc.
                                       One Wall Street Court
                                       New York, NY  10005
                                       Attn: James N. Baxter

          5.3   ARBITRATION AND EQUITABLE RELIEF.

                (a) Except as provided in Section 5.3(b) below, the Company and EFM agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The Company and EFM shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its respective counsel fees and expenses.

                (b) EFM agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Section 3 herein. Accordingly, EFM agrees that if EFM breaches
Section 3, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. EFM further agrees that no bond or other security shall be required in obtaining such equitable relief and EFM hereby consents to the issuances of such injunction and to the ordering of such specific performance.

          5.4 GOVERNING LAW. The laws of the State of California and the federal laws of the United States of America will govern the validity, performance and enforcement of this Agreement.

          5.5 MODIFICATION. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement will be valid or binding on either party unless it has been mutually assented to in writing by bother parties.

          5.6 ENTIRE AGREEMENT. The terms and conditions herein contained constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

          5.7 SEVERABILITY. In the event that any provision in this Agreement is held to be invalid or void, such provision will be severed from the remainder of this Agreement, will in no way affect any other provision in this Agreement, and will be replaced with a provision that most closely effectuates the intent of the parties. If such provision is deemed invalid due to scope or breadth, such provision will be deemed valid to the extent of the scope or breadth permitted by law.

          5.8 BINDING NATURE. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that this provision shall not be construed as permitting assignment, substitution, delegation or other transfer of rights or obligations by either party except with the prior written consent of the other.

          5.9 COUNTERPARTS. This Agreement may be executed simultaneously in one (1) or more counterparts, each of which will be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     "COMPANY"

                                     SOCKET COMMUNICATIONS, INC.


                                     By: ___________________________________

                                     Title: ________________________________


                                     "EFM"

                                     EXPLORER FUND MANAGEMENT, L.L.C.


                                     By: ___________________________________

                                     Title: ________________________________





                   [SIGNATURE PAGE TO CONSULTING AGREEMENT]

                             SOCKET COMMUNICATIONS, INC.

                                 AMENDMENT NO. 1 TO
                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT


     This Amendment No. 1 to Series B Preferred Stock Purchase Agreement (this "Amendment") is made as of March 18, 1998 among Socket Communications, Inc., a Delaware corporation (the "COMPANY"), Explorer Partners, L.L.C., a Delaware limited liability company (the "Investor"), and Explorer Fund Management, L.L.C., an Illinois limited liability company ("EFM"). For purposes of this Amendment, capitalized terms shall have the same meaning as those terms defined in the Original Agreement (as defined below), unless otherwise provided.

     WHEREAS, the Company, the Investor and EFM are parties to that certain Series B Preferred Stock Purchase Agreement dated as of January 21, 1998
(the "Original Agreement"), pursuant to which (i) the Investor has purchased a total of 21,350 shares of Series B Preferred Stock of the Company for an aggregate purchase price of $1,000,000, (ii) the Company issued to EFM a warrant to purchase 320,250 shares of Common Stock of the Company and (iii) the Investor has the option to purchase an additional $1,000,000 of shares of Series B Preferred Stock of the Company; and

     WHEREAS, the Company and the Investor desire to amend the Original Agreement to provide for (i) the exchange of 8,850 shares of Series B Preferred Stock acquired for $500,000 at the closing of the first Additional Tranche as of February 6, 1998 for 8,850 shares of Series B-1 Preferred Stock of the Company, and (ii) the issuance of Series B-2 Preferred Stock at the closing of the second Additional Tranche on the date hereof.

     NOW, THEREFORE, the parties hereby agree that the Original Agreement is amended by this Amendment, and parties hereby further agree as follows:

     1. The first sentence of Section 1.3 is hereby amended and superseded as follows:

          "Investor shall have an option to purchase additional shares of Preferred Stock of the Company, in one or more additional series, in two $500,000 tranches (each, an "Additional Tranche" and collectively, the "Additional Tranches")."

     2.   The following shall be inserted following the last sentence of
Section 1.3, which sentence ends "less than $40.00 per share.":

          "Any additional series of Preferred Stock shall have rights, preferences and privileges on a parity with the rights, preferences and privileges of the Series B Preferred, except that the dividend, liquidation and conversion rights of such series shall reflect the different purchase price, if any, of such series of Preferred Stock
          from the purchase price of the Series B Preferred.   On or before the
          closing of an Additional Tranche involving the issuance and sale of an additional series of Preferred Stock of the Company, the Company shall file with the Secretary of State of Delaware a Certificate of Designations of Preferences and Rights with respect to such series of Preferred Stock."

     3. The following shall be inserted as a new Section 1.5 of the Original Agreement:

                    "1.5   ISSUANCE OF SERIES B-1 PREFERRED.  Concurrent with
          the closing of the second Additional Tranche, the Investor shall convey, transfer, assign and deliver to the Company good and marketable title to the 8,850 shares of Series B Preferred issued to the Investor in the first Additional Tranche as of February 6, 1998 (the "First Additional Tranche Shares"), free and clear of all liens, and the Company agrees to and will acquire from the Investor such First Additional Tranche Shares. The consideration for such First Additional Tranche Shares shall be a like number of Series B-1 Preferred Stock of the Company, which shall have rights, preferences and privileges on a parity with the rights, preferences and privileges of the Series B Preferred, except that the dividend, liquidation and conversion rights of such Series B-1 Preferred Stock shall reflect the different purchase price per share of such series from the purchase price per share of the Series B Preferred."

     4. The following shall be inserted at the end of Section 6.1 of the Original Agreement following the definition of "SELLING EXPENSES":

                    " "SHARES" shall mean, for purposes of this Section 6 only, the shares of Series B Preferred issued to the Investor pursuant to
          Section 1.1(b) of this Agreement and the shares of Series B Preferred and shares of additional series of Preferred Stock of the Company issued as Default Shares or in an Additional Tranche pursuant to
          Section 1.1(c) and 1.3 of this Agreement, respectively."

     5. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts entered into solely between residents of and to be performed entirely in such state.

     6. Except as otherwise provided herein, the provisions of this Amendment shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the obligations of the Investor to purchase shares of Preferred Stock shall not be assignable without the consent of the Company.

     7. This Amendment and the Original Agreement and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     8. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     The foregoing Amendment No. 1 to Series B Preferred Stock Purchase Agreement is hereby executed as of the date first above written.


                                   SOCKET COMMUNICATIONS, INC.
                                   a Delaware corporation


                                   By: /s/ David W. Dunlap
                                       ---------------------------------------
                                   Name: David W. Dunlap
                                         -------------------------------------
                                   Title: Vice President and CFO
                                          ------------------------------------


                                   EXPLORER PARTNERS, L.L.C.


                                   By: /s/ Timothy J. Keating
                                       ---------------------------------------
                                   Name: Timothy J. Keating
                                         -------------------------------------
                                   Title: Manager
                                          ------------------------------------


                                   EXPLORER FUND MANAGEMENT, L.L.C.

                                   By: /s/ Robert L. Holz
                                       ---------------------------------------
                                   Name: Robert L. Holz
                                         -------------------------------------
                                   Title: Managing Director
                                          ------------------------------------


                                      -3-